                                                                    EXHIBIT 99.1

[CENTRAL PARKING CORPORATION LOGO]                                          NEWS

     2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212 (615) 297-4255
                               FAX: (615) 297-6240

Investor Contact: Jeff Heavrin
                   Senior Vice President and Chief Financial Officer Central Parking Corporation
                   (615) 297-4255
                   jheavrin@parking.com

                   CENTRAL PARKING CORPORATION REPORTS FISCAL
                           2006 FIRST QUARTER RESULTS

NASHVILLE, Tenn. - (Feb. 9, 2006) - Central Parking Corporation (NYSE: CPC) today announced earnings from continuing operations for the first quarter ended December 31, 2005 of $17.0 million, or $0.51 per diluted share, compared with $6.6 million, or $0.18 per diluted share earned in the first quarter of the previous fiscal year. Net earnings for the first quarter of fiscal 2006 were $18.0 million, or $0.54 per diluted share, compared with $2.9 million or $0.08 per diluted share in the year earlier period.

      "Earnings from continuing operations for the first quarter of fiscal 2006 exceeded our expectations," said Emanuel Eads, President and Chief Executive Officer. "Our program of opportunistic property sales again was accretive, generating approximately $41 million in proceeds and $23.0 million in pre-tax, property related gains during the quarter. Our efforts to reduce costs also produced positive results as cost of management contracts decreased by $4.4 million, resulting in a significant improvement in management contract margins. Excluding $2.8 million in costs relating to the recently completed United Kingdom investigation, general and administrative costs decreased from $18.9 million in the first quarter of last year to $18.1 million, or 11.0 percent of revenues (excluding reimbursed management contract costs).

      "As planned, revenues were lower than the first quarter of last year primarily due to closed locations, including a number of low margin and unprofitable locations that were closed as part of our initiative to improve profit margins. Revenues also were reduced by several other factors, including the reclassification of certain locations from leased to management and the effects of Hurricanes Katrina and Wilma ($2.2 million). The Dutch Auction tender offer was successfully completed during the quarter resulting in the purchase of approximately 13% of the Company's outstanding shares of common stock for an aggregate purchase price of $75.3 million. Proceeds from property sales were used to reduce debt incurred in connection with the tender offer resulting in a net increase in debt of $49.1 million in the quarter.

      "We are moving ahead with the execution of other components of the strategic plan we announced in August. Several marginal and low growth markets have been divested and we expect to divest additional domestic and international markets in the coming months. Our initiative to target non-traditional parking market segments with significant growth potential continues on track with the recent renewal of two major privatized toll road contracts, the Chicago Skyway and the Orange County toll road system. The extension of these two contracts is a strong endorsement of our ability to manage toll

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

CPC Reports First Quarter 2006 Results
Page 2
Feb. 9, 2006

collection services for major toll road systems. Additionally, our USA Parking subsidiary, which targets the hospitality valet market, continues its expansion with the recent signing of contracts to manage parking operations at the LAX Sheraton, the Westin Ft. Lauderdale and the new Mandarin Hotel currently under construction in Chicago.

      "Overall, we are pleased with the results of the quarter. Operating earnings, excluding property gains, were on plan for the first quarter but we still have much work ahead as we continue the execution of our strategic plan. We expect to exceed our earlier guidance of $0.50 to $0.57 for earnings from continuing operations, including property-related gains or losses, for fiscal 2006 due primarily to the higher than expected property gains during the first quarter," Eads concluded.

      A conference call regarding this release is scheduled for today, February 9, 2006, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and rebroadcast of the call at www.parking.com or www.earnings.com.

      Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of December 31, 2005, the Company operated more than 3,300 parking facilities containing over 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Switzerland, Venezuela and Greece.

      This press release contains historical and forward-looking information. The words "expect," "guidance," "looking ahead," "assumptions," "estimates," "anticipates," "goal," "outlook," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

      Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

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
CPC Reports First Quarter 2006 Results
Page 3
Feb. 9, 2006

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

Amounts in thousands, except per share data

                                                                                     YTD ENDED DECEMBER 31,
                                                                                     2005            2004
                                                                                     ----            ----
Revenues:
   Parking                                                                         $ 135,108       $ 140,300
   Management contracts and Other                                                     28,855          30,641
                                                                                   ---------       ---------
                                                                                     163,963         170,941
   Reimbursement of management contract expenses                                     115,496         112,682
                                                                                   ---------       ---------
      Total revenues                                                                 279,459         283,623

Costs and expenses:
   Cost of parking                                                                   123,722         125,495
   Cost of management contracts                                                       10,890          15,262
   General and administrative                                                         20,878          18,900
                                                                                   ---------       ---------
                                                                                     155,490         159,657
   Reimbursed management contract expenses                                           115,496         112,682
                                                                                   ---------       ---------
      Total costs and expenses                                                       270,986         272,339
Property-related gains, net                                                           23,043           1,881
                                                                                   ---------       ---------
      Operating earnings                                                              31,516          13,165

Other income (expenses):
   Interest income                                                                       302           1,206
   Interest expense                                                                   (3,957)         (4,958)
   (Loss) gain on derivative instruments                                                 (71)            555
   Equity in partnership and joint venture losses                                        421             302
                                                                                   ---------       ---------
Earnings from continuing operations before minority interest and income taxes         28,211          10,270
Minority interest                                                                       (355)           (303)
                                                                                   ---------       ---------

Earnings from continuing operations before income taxes                               27,856           9,967
Income tax expense                                                                   (10,893)         (3,331)
                                                                                   ---------       ---------
   Earnings from continuing operations                                                16,963           6,636
                                                                                   ---------       ---------

   Discontinued operations, net of tax                                                   992          (3,765)
                                                                                   ---------       ---------

   Net earnings                                                                    $  17,955       $   2,871
                                                                                   =========       =========

Basic earnings (loss) per share:
   Earnings from continuing operations                                             $    0.52       $    0.18
   Discontinued operations, net of tax                                                  0.03           (0.10)

                                                                                   ---------       ---------
   Net earnings                                                                    $    0.55       $    0.08
                                                                                   =========       =========
Diluted earnings (loss) per share:
   Earnings from continuing operations                                             $    0.51       $    0.18
   Discontinued operations, net of tax                                                  0.03           (0.10)

                                                                                   ---------       ---------
   Net earnings                                                                    $    0.54       $    0.08
                                                                                   =========       =========

   Weighted average shares used for basic per share data                              32,908          36,564
   Effect of dilutive common stock options                                                62              85
                                                                                   ---------       ---------
   Weighted average shares used for dilutive per share data                           32,970          36,649
                                                                                   =========       =========

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

CPC Reports First Quarter 2006 Results
Page 4
Feb. 9, 2006

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

Amounts in thousands

                                                                      DECEMBER 31,    SEPTEMBER 30,
                                                                          2005            2005
                                                                        ---------       ----------
ASSETS
Current assets:
   Cash and cash equivalents                                            $  33,561       $  26,055
   Management accounts receivable                                          49,031          51,931
   Accounts receivable - other                                             17,948          15,537
   Current portion of notes receivable                                      5,855           5,818
   Prepaid expenses                                                        12,369           8,630
   Assets held for sale                                                    37,803          49,048
   Available for sale securities                                            4,617           4,606
   Deferred income taxes                                                   21,817          19,949
                                                                        ---------       ---------
      Total current assets                                                183,001         181,574

Notes receivable, less current portion                                      9,936          10,480
Property, equipment and leasehold improvements, net                       319,608         327,391
Contract and lease rights, net                                             78,584          80,064
Goodwill, net                                                             232,443         232,443
Investment in and advances to partnerships and joint ventures               4,209           4,443
Other assets                                                               28,936          31,419
                                                                        ---------       ---------
   Total Assets                                                         $ 856,717       $ 867,814
                                                                        =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt and capital lease obligations      $   2,172       $   1,764
   Accounts payable                                                        88,219          83,604
   Accrued expenses                                                        49,787          52,809
   Management accounts payable                                             24,482          25,532
   Income taxes payable                                                     9,330          12,389
                                                                        ---------       ---------
      Total current liabilities                                           173,990         176,098

Long-term debt and capital lease obligations, less current portion        146,863          98,212
Subordinated convertible debentures                                        78,085          78,085
Deferred rent                                                              21,774          22,113
Deferred income taxes                                                      20,380          19,565
Other liabilities                                                          21,219          21,152
                                                                        ---------       ---------
      Total liabilities                                                   462,311         415,225
                                                                        ---------       ---------

Minority interest                                                             436             528

Shareholders' equity:
   Common stock                                                               320             368
   Additional paid-in capital                                             177,123         251,784
   Accumulated other comprehensive income, net                              2,574           3,432
   Retained earnings                                                      214,658         197,182
   Other                                                                     (705)           (705)
                                                                        ---------       ---------
      Total shareholders' equity                                          393,970         452,061
                                                                        ---------       ---------
   Total Liabilities and Shareholders' Equity                           $ 856,717       $ 867,814
                                                                        =========       =========

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

CPC Reports First Quarter 2006 Results
Page 5
Feb. 9, 2006

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                               YTD DECEMBER 31,       YTD DECEMBER 31,
 Amounts in thousands                                                               2005                   2004
                                                                               ----------------       ----------------
Cash flows from operating activities:
       Net earnings                                                                $ 17,955               $  2,871
       (Gain) loss from discontinued operations                                        (992)                 3,765
                                                                                   --------               --------
       Earnings from continuing operations                                           16,963                  6,636
       Adjustments to reconcile earnings from continuing operations to net cash used by operating activities - continuing operations:
       Depreciation and amortization                                                  7,754                  7,286
       Equity in partnership and joint venture losses                                  (421)                  (302)
       Distributions from partnerships and joint ventures                             1,111                    827
       Property-related gains, net                                                  (23,043)                (1,881)
       Loss (gain) on derivative instruments                                             71                   (555)
       Deferred income taxes                                                         (1,054)                  (130)
       Minority interest                                                                355                    303
       Changes in operating assets and liabilities:                                       -                      -
        Management accounts receivable                                                2,440                (18,616)
        Accounts receivable - other                                                  (2,496)                (2,424)
        Prepaid expenses                                                             (3,830)                (2,470)
        Other assets                                                                  1,652                 (3,319)
        Accounts payable, accrued expenses and other liabilities                      1,874                 (2,149)
        Management accounts payable                                                    (953)                12,976
        Deferred rent                                                                  (339)                  (730)
        Refundable income taxes                                                           -                  1,442
        Income taxes payable                                                         (3,042)                   281
                                                                                   --------               --------
          Net cash used by operating activities - continuing operations              (2,958)                (2,825)
          Net cash used by operating activities - discontinued operations              (518)                  (105)
                                                                                   --------               --------
          Net cash used by operating activities                                      (3,476)                (2,930)
                                                                                   --------               --------

Cash flows from investing activities:
       Proceeds from disposition of property and equipment                           40,730                  6,177
       Purchase of equipment and leasehold improvements                              (3,890)                (2,186)
       Purchase of lease rights                                                           -                 (3,679)
       Other investing activities                                                        46                 (1,098)
                                                                                   --------               --------
          Net cash provided (used) by investing activities                           36,886                   (786)
                                                                                   --------               --------

Cash flows from financing activities:
       Dividends paid                                                                  (479)                  (549)
       Net borrowings under revolving credit agreement                               49,438                  2,500
       Proceeds from issuance of notes payable, net of issuance costs                   433                  5,481
       Principal repayments on long-term debt and capital lease obligations            (360)                  (438)
       Payment to minority interest partners                                            (95)                     -
       Repurchase of common stock                                                   (75,324)                     -
       Proceeds from issuance of common stock and exercise of stock options             615                    250
                                                                                   --------               --------
          Net cash (used) provided by financing activities                          (25,772)                 7,244
                                                                                   --------               --------

Foreign currency translation                                                           (132)                  (121)
                                                                                   --------               --------
Net increase in cash and cash equivalents                                             7,506                  3,407
Cash and cash equivalents at beginning of period                                     26,055                 27,628
                                                                                   --------               --------
Cash and cash equivalents at end of period                                         $ 33,561               $ 31,035
                                                                                   ========               ========

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

CPC Reports First Quarter 2006 Results
Page 6
Feb 9, 2006

Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)

                                    YTD Ended December 31,
                                    2005             2004
                                   -------          -------
Net earnings                       $17,955          $ 2,871

Interest expense                     3,957            4,964

Income tax expense                  11,276            1,989

Depreciation/amortization            7,130            6,822

Minority interest                      355              388

                                   -------          -------
EBITDA                             $40,673          $17,034
                                   =======          =======

In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.

                                     -END-